UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2009
Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 794-7100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION
On October 21, 2009, Streamline Health, Inc. (the “Borrower”), a wholly owned subsidiary of Streamline Health Solutions, Inc. (the “Registrant”), entered into an amended and restated revolving note with Fifth Third Bank, Cincinnati, OH. The terms of the loan remain the same as set forth in the revolving note entered into on July 31, 2008, as amended on January 6, 2009, except as follows: (i) the maximum principal amount that can be borrowed has increased to $2,750,000.00 from the prior maximum amount of $2,000,000.00; (ii) the maturity date of the loan has been extended to October 1, 2011 from August 1, 2010; and (iii) the interest rate on the outstanding principal balance will accrue at an annual floating rate of interest equal to the Adjusted Libor Rate (as defined in the revolving note) plus 3.25% and will no longer be based upon the ratio of the Registrant’s funded indebtedness to its trailing twelve months EBITDA.
The loan continues to be guaranteed by the Registrant. In connection with the entering into of the revised revolving note, the Registrant also entered into an amended and restated continuing guaranty agreement. The terms of the continuing guarantee agreement remain the same as set forth in the guarantee agreement entered into on July 31, 2008, as amended on January 6, 2009, except that the covenant that formerly required the Registrant to maintain certain levels of minimum Tangible Net Worth has been eliminated.
The loan also continues to be secured by a first lien on all of the assets of the Registrant and the Borrower pursuant to security agreements entered into by each of the Registrant and the Borrower.
The Registrant and Borrower believe that the terms of the revised loan documents are favorable to the Registrant and the Borrower. Neither the Registrant nor the Borrower were in default of, or out of compliance with, any terms of its credit facility Prior to entering into the revised loan documents, the Registrant and the Borrower were in full compliance with the terms of its credit facility with Fifth Third Bank and there were no defaults.
The complete terms of the revised loan documents are set forth in the Amended and Restated Revolving Note, the Amended and Restated Continuing Guarantee Agreement, and the Security Agreements entered into by each of the Registrant and the Borrower attached as Exhibits 10.1, 10.2 and 10.3, respectively. These documents replace all loan documents previously in existence between the Registrant, the Borrower and Fifth Third Bank. All defined terms used in this Form 8-K and not defined herein, have the meanings set forth in the Amended and Restated Revolving Note and Amended and Restated Continuing Guarantee Agreement, as applicable.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

10.1	Amended and Restated Revolving Note, effective as of October 21, 2009 entered into by Streamline Health, Inc.

10.2	Amended and Restated Continuing Guarantee Agreement, effective as of October 21, 2009 by and between Streamline Health Solutions, Inc, and Fifth Third Bank

10.3	Security Agreement, effective as of October 21, 2009 by and between Streamline Health Solutions, Inc, and Fifth Third Bank*

*	A substantially identical Security Agreement was also simultaneously entered into effective as of October 21, 2009 by and between Streamline Health, Inc. and Fifth Third Bank
SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMLINE HEALTH SOLUTIONS, INC.
Date: October 26, 2009	By:	/s/ Donald E. Vick, Jr.
Donald E. Vick, Jr.
Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 10.1	Amended and Restated Revolving Note, effective as of October 21, 2009 entered into by Streamline Health, Inc.

Exhibit 10.2	Amended and Restated Continuing Guarantee Agreement, effective as of October 21, 2009 by and between Streamline Health Solutions, Inc, and Fifth Third Bank

Exhibit 10.3	Security Agreement, effective as of October 21, 2009 by and between Streamline Health Solutions, Inc, and Fifth Third Bank*

*	A substantially identical Security Agreement was also simultaneously entered into effective as of October 21, 2009 by and between Streamline Health, Inc. and Fifth Third Bank